As filed with the Securities and Exchange Commission on August 24, 1999

                                                      Registration No. 333-64931

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                  EVERCEL, INC.
        (Exact name of small business issuer as specified in its charter)
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
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          Delaware                         3691                     06-1528142
  (State or Jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)   Identification Number)
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                                   -----------
                                2 Lee Mac Avenue
                           Danbury, Connecticut 06810
                                 (203) 825-3900
          (Address and Telephone Number of Principal Executive Offices)
                                   -----------
                                2 Lee Mac Avenue
                           Danbury, Connecticut 06810
                                 (203) 825-3900
(Address of principal place of business or intended principal place of business)
                                   -----------
                                Jerry D. Leitman
                                    Chairman
                                  Evercel, Inc.
                                2 Lee Mac Avenue
                           Danbury, Connecticut 06810
                                 (203) 825-3900
            (Name, address and telephone number of Agent for Service)
                                   -----------
                                   Copies to:


  Philip J. Flink, Esquire                            Merrill Kraines, Esquire
Brown, Rudnick, Freed & Gesmer                       Fulbright & Jaworski L.L.P.
    One Financial Center                           666 Fifth Avenue - 31st Floor
 Boston, Massachusetts 02111                          New York, New York 10103
       (617) 856-8200                                       (212) 318-3000
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                                   -----------

     Approximate Date of Commencement of Proposed Sale to the Public: Not Applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.__
______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
_______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__
_______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

                                EXPLANATORY NOTE

         A total of 1,697,350 shares of Common Stock, $.01 par value (the "Common Stock") of Evercel, Inc., a Delaware corporation (the "Company") and 1,489,000 transferable subscription rights to subscribe for and purchase additional shares of the Company's common Stock ("Rights") were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form SB-2 (File No. 333-64931) (as amended, the "Registration Statement"). The Registration Statement was declared effective on February 19, 1999.

         To date, 1,389,115 Rights have been granted and 1,388,856 shares of Common Stock have been sold pursuant to the Registration Statement. The Company does not anticipate any further offering or sale pursuant to the Registration Statement. Therefore, pursuant to an undertaking contained in Item 28 of the Registration Statement, the Company hereby seeks to deregister a total of 308,494 shares of the Common Stock and 99,885 Rights.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 promulgated thereunder, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-64931 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on August 24, 1999.

                                                     EVERCEL, INC.


                                                     By: /S/ Jerry D. Leitman
                                                     ________________________
                                                     Jerry D. Leitman
                                                     Chairman of the Board